UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

GLOBAL SMART CAPITAL CORP.
(Exact name of registrant as specified in its charter)

(FORMERLY TODEX CORP)

Nevada	333-201288	37-1765902
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1905
Nam Wo Hong Building
148 Wing Lok Street
Sheng Wan, Hong Kong
999077

(Address of principal executive offices) (zip code)

86 137 6037 8080
(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrants Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 23, 2018, Global Smart Capital Corp. (the “Company”) entered into an agreement, (the "Agreement") with Lou Yun Feng ("Feng"). Pursuant to the agreement, the Company will acquire 100% of the issued and outstanding shares in Global Small and Medium Sized Enterprise Incubation Listed Promotion Association Limited (“GSMA”), a Hong Kong registered Corporation. The purchase price for the acquisition is 450,000,000 shares of Common Stock in Global Smart Capital Corp. The agreement to acquire GSMA was closed on June 29, 2018. GSMA has acquired a mobile application which uses QR technology to lock in the consumer with consumption rebates, and the suppliers with supplier rebates to create brand loyalty with suppliers and distributers.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 23, 2018, Global Smart Capital Corp. (the “Company”) entered into an agreement, (the "Agreement") with Lou Yun Feng ("Feng"). Pursuant to the agreement, the Company will acquire 100% of the issued and outstanding shares in Global Small and Medium Sized Enterprise Incubation Listed Promotion Association Limited (“GSMA”), a Hong Kong registered Corporation. The agreement to acquire GSMA was closed on June 29, 2018

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2018, Johannes Roux, resigned as Director and President, of the Corporation and will become an outside consultant to the Company. There were no disagreements with the Company.

On June 29, 2018, Lou Yun Feng was appointed Director and President of the Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Smart Capital Corp.

Dated: July 2, 2018	By:	/s/ Lou Yun Feng
	Name:	Lou Yun Feng
	Its:	President

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